As filed with the Securities and Exchange Commission on March 7, 2017

Registration No. 333-

UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM S-1

REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933

Cotiviti Holdings, Inc.

(Exact name of registrant as specified in its charter)

Delaware	7389	46-0595918
(State or other jurisdiction of incorporation or organization)	(Primary Standard Industrial Classification Code Number)	(I.R.S. Employer Identification Number)

115 Perimeter Center Place

Suite 700

Atlanta, GA 30346

(770) 379-2800

(Address, including zip code, and telephone number, including area code, of registrant’s principal executive offices)

J. Douglas Williams

Chief Executive Officer

115 Perimeter Center Place

Suite 700

Atlanta, GA 30346

(770) 379-2800

(Name, address, including zip code, and telephone number, including area code, of agent for service)

Copies to:

Alexander D. Lynch, Esq. Weil, Gotshal & Manges 767 Fifth Avenue New York, New York 10153 (212) 310-8000 (Phone) (212) 310-8007 (Fax)	Jonathan Olefson, Esq. Senior Vice President, General Counsel and Secretary 115 Perimeter Center Place Suite 700 Atlanta, GA 30346 (770) 379-2800	Peter M. Labonski, Esq. Keith L. Halverstam, Esq. Latham & Watkins LLP 885 Third Avenue New York, New York 10022 (212) 906-1200 (Phone) (212) 751-4864 (Fax)

Approximate date of commencement of proposed sale to the public: As soon as practicable after the effective date of this Registration Statement.

If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, check the following box.  ☐

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.  ☒  Registration No. 333-216239.

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.  ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.  ☐

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, or a smaller reporting company.  See the definitions of “large accelerated filer,” “accelerated filer,” and “smaller reporting company” in Rule 12b-2 of the Exchange Act. (Check one):

Large accelerated filer ☐	Accelerated filer ☐	Non-accelerated filer ☒ (Do not check if a smaller reporting company)	Smaller reporting company ☐

CALCULATION OF REGISTRATION FEE

Title of Each Class of Securities to be Registered	Amount to be Registered		Proposed Maximum Offering Price Per Share		Proposed Maximum Aggregate Offering Price	Amount of Registration Fee
Common stock, $0.001 par value per share	1,633,000	(1)	$36.00	(2)	$58,788,000	$6,813.53	(3)

(1)                                  This amount is in addition to the 8,050,000 shares of common stock registered under the registration statement originally declared effective on March 7, 2017 (File No. 333-216239) and includes shares of common stock that may be purchased by the underwriters upon exercise of an option to purchase additional shares.

(2)                                  Based on the public offering price.

(3)                                  The registration fee is calculated in accordance with Rule 457(a) under the Securities Act of 1933, as amended, based on the proposed maximum aggregate offering price. A registration fee in the amount of $43,604.19 was previously paid by the Registrant in connection with the filing of a Registration Statement on Form S-1 (Registration No. 333-214685) on November 17, 2016. The Registrant did not sell any securities pursuant to the Registration Statement No. 333-214685 and it was withdrawn on December 8, 2016. Pursuant to Rule 457(p) under the Securities Act of 1933, as amended, the Registrant previously applied $34,138.29 of the previously paid filing fee against the amounts due in connection with the filing of the Registration Statement on Form S-1 originally declared effective on March 7, 2017 (File No. 333-216239). Pursuant to Rule 457(p) under the Securities Act of 1933, as amended, the Registrant hereby applies $6,813.53 of the previously paid filing fee against the amounts due herewith.

This registration statement shall become effective upon filing with the Securities and Exchange Commission in accordance with Rule 462(b) under the Securities Act of 1933, as amended.

EXPLANATORY NOTE AND INCORPORATION BY REFERENCE

This registration statement is being filed pursuant to Rule 462(b) under the Securities Act of 1933, as amended.  This registration statement relates to the registrant’s prior registration statement on Form S-1 (Registration No. 333-216239), originally filed on February 24, 2017, as amended (together with its exhibits the “Prior Registration Statement”), which was declared effective on March 7, 2017.  The Prior Registration Statement is incorporated by reference herein.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the registrant has duly caused this registration statement on Form S-1 to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Atlanta, State of Georgia, on March 7, 2017.

COTIVITI HOLDINGS, INC.

By:	/s/ J. DOUGLAS WILLIAMS
Name:	J. Douglas Williams
Title:	Chief Executive Officer

Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities indicated on March 7, 2017.

	Signature	Title

	/s/ J. DOUGLAS WILLIAMS	Chief Executive Officer and Director
	J. Douglas Williams	(Principal Executive Officer)

	/s/ STEVE SENNEFF	Senior Vice President and Chief Financial Officer
	Steve Senneff	(Principal Financial Officer and
Principal Accounting Officer)

	*	Chairman and Director
David Swift

	*	Director
Elizabeth Connolly Alexander

	*	Director
Mala Anand

	*	Director
J. Lawrence Connolly

	*	Director
Kenneth Goulet

	*	Director
Ruben Jose King-Shaw Jr.

	*	Director
John Maldonado

	*	Director
James Parisi

	*	Director
Christopher Pike

	*	Director
Douglas Present

*By:	/s/ JONATHAN OLEFSON
Jonathan Olefson
Attorney-in-fact

EXHIBIT INDEX

Exhibit Number	Description

5.1	Opinion of Weil, Gotshal & Manges LLP (incorporated by reference to Exhibit 5.1 filed with the Prior Registration Statement).

23.1	Consent of KPMG LLP.

23.3	Consent of Weil, Gotshal & Manges LLP (included in Exhibit 5.1).

24.1	Power of Attorney (included in signature page to the Prior Registration Statement and incorporated by reference).